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                                                                    EXHIBIT 23.4


              CONSENT OF ALEX SHESHUNOFF & CO. INVESTMENT BANKING

In connection with the proposed merger of First National Financial Corporation, Vicksburg, Mississippi with and into Trustmark Corporation, Jackson, Mississippi, the undersigned, acting as an independent financial analyst to the common shareholders of First National Financial Corporation, hereby consents to the reference to our firm in the proxy statement and to the inclusion of our fairness opinion as an exhibit to the proxy statement.

                                        June 1, 1994

                                        ALEX SHESHUNOFF & CO.
                                          INVESTMENT BANKING
                                        AUSTIN, TEXAS

                                        BY:/s/ Thomas R. Mecredy
                                               Thomas R. Mecredy
                                               Senior Vice President